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                                                                   EXHIBIT 23.01


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors of
Interwoven, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-54250, 333-110586, 333-87186, 333-88725, 333-39914, 333-42690,
333-46662 and 333-49926) on Forms S-8 of Interwoven, Inc. of our reports dated March 15, 2005 with respect to the consolidated balance sheets of Interwoven, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Interwoven, Inc.

Our report contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002.

/s/    KPMG LLP

Mountain View, California
March 15, 2005